EXHIBIT 4.2


                      EIGHTH AMENDMENT AND WAIVER AGREEMENT

     EIGHTH AMENDMENT AND WAIVER AGREEMENT, dated as of May 28th, 2004 (this "Amendment Agreement"), to the Amended and Restated Credit Agreement, dated as of May 14, 2001, as amended to date (and as the same may be further amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among Microtek Medical Holdings, Inc. (formerly known as Isolyser Company, Inc.), a Georgia corporation ("MMH") and Microtek Medical, Inc., a Delaware corporation ("Microtek", together with MMH, each a "Borrower" and, jointly and severally, the "Borrowers"), the lenders named therein (the "Lenders"), the guarantors named therein (the "Guarantors") and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as agent (the "Agent") for the Lenders. Terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

     WHEREAS, the Borrowers have informed the Agent of their desire that a newly formed subsidiary, Microtek Medical B.V., incorporated under the laws of the Netherlands ("Microtek BV") which is wholly-owned by a newly formed entity, Microtek Medical Holding B.V. incorporated under the laws of the Netherlands ("Holdings BV") which is owned 100% by Microtek enter into that certain Asset Purchase Agreement (the "Purchase Agreement") made the 28th day of May, 2004, by and between Microtek BV and International Medical Products B.V., Cardinal Health Netherlands 214 B.V. and Cardinal Health Germany 206 GMBH (collectively, "Seller"), pursuant to which (i) Microtek BV will acquire certain assets, and assume certain liabilities, from the Seller (the "Acquired Assets") for cash which will be advanced to Holdings BV by the Borrowers, (ii) lease or sublease certain premises in the Netherlands (the "Foreign Leases"), the obligations under the Purchase Agreement to be guaranteed by Microtek and the obligations under the Foreign Leases to be guaranteed by MMH and (iii) subsequent thereto, the ownership of Microtek Medical Europe Limited will be transferred to Holdings BV; and

     WHEREAS, in connection with consummating the Purchase Agreement, the Borrowers have requested that the Lenders increase the Revolving Credit Commitment to $23,500,000; and

     WHEREAS, Section 6.12 of the Credit Agreement requires that the stock and assets of any newly formed direct or indirect subsidiary be pledged to the Agent; and

     WHEREAS, Section 7.03 of the Credit Agreement restricts the creation of Indebtedness, including Guarantees; and

     WHEREAS, Section 7.05 of the Credit Agreement prohibits any Borrower or any
subsidiary  of  any  Borrower  from,  among  other  things,   acquiring  all  or
substantially all of the capital stock or assets of any other person; and

     WHEREAS, Section 7.06 of the Credit Agreement prohibits any Borrower or any subsidiary of any Borrower from, among other things, owning, purchasing or acquiring any stock, obligations, assets or securities of, or any interest in, or making any capital contribution or loan or advance to, any other person; and

     WHEREAS, the Borrowers have requested that the Lenders (i) amend the Credit Agreement to increase the Revolving Credit Commitment and (ii) amend and waive the provisions of Sections 6.12, 7.03 7.05 and 7.06 of the Credit Agreement to permit Microtek BV to purchase the Acquired Assets and to consummate certain related transactions.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

     1.   AMENDMENT TO CREDIT AGREEMENT

          1.1 The preamble to the Credit Agreement is hereby amended by deleting the reference to "$17,500,000" and substituting a reference to "$23,500,000;" and in connection therewith, Schedule 2.01(b) annexed to the Credit Agreement is hereby amended in its entirety to read as Schedule 2.01(b) annexed to this Amendment Agreement.

          1.2 Section 2.01(b) of the Credit Agreement is hereby amended by amending the Eligible Inventory component of the Borrowing Base definition to read in its entirety as follows:

          "plus (ii) the lesser of (a) $11,500,000 and (b) up to fifty percent (50%) of the Net Amount of Eligible Inventory minus such reserves against inventory in amounts as the Agent may establish and revise from time to time at the Agent's sole discretion."

          1.3 Section 7.03 of the Credit Agreement is hereby amended by adding a new clause (xvi) to the end thereof that reads as follows:

               "(xvi) Guarantee by Microtek of the obligations of Microtek Medical B.V. under the Asset Purchase Agreement made May 28, 2004 between Microtek Medical B.V. and the sellers named therein and Guarantee by MMH of the obligations of Microtek Medical B.V. under leases or subleases of its premises in the Netherlands, provided that in each case, such obligations are not increased or otherwise materially modified."

          1.4 Section 7.06 of the Credit Agreement is hereby amended by adding a new subsection (n) to the end thereof that reads as follows:

               (n) loans and advances from time to time outstanding and made by the Borrowers to Microtek Medical Holding B.V. to be utilized for the working capital needs of Microtek Medical B.V. and in connection with the purchase by Microtek Medical B.V. of certain assets pursuant to the Asset Purchase Agreement made May 28, 2004 between Microtek Medical B.V. and the Sellers named therein, provided that the aggregate of such loans and advances shall not exceed $14,500,000 at


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

          one time outstanding and are evidenced by an intercompany note pledged to the Agent."

     2. WAIVER, CONSENT AND RELEASE UNDER LOAN DOCUMENTS

          2.1 The Lenders hereby waive the provisions of Sections 7.05 and 7.06 of the Credit Agreement for the purposes of (a) forming Microtek BV and Holdings BV and permitting Microtek BV to purchase the Acquired Assets in accordance with the Purchase Agreement and (b) permitting the release of 65% of the stock of Microtek Medical Europe Limited, provided that such release is solely for the purpose of transferring 100% of the ownership of Microtek Medical Europe Limited to Holdings BV and that at the time thereof, the Agent has a valid and perfected pledge of 65% of the stock of Holdings BV.

          2.2 The Lenders hereby waive the provisions of Section 6.12 of the Credit Agreement solely for the purpose of not requiring a Guarantee from either Microtek BV or Holdings BV or a pledge of the assets or stock of either except for a pledge of 65% of the stock of Holdings BV.

     3. AMENDMENTS TO SECURITY DOCUMENTS

          3.1 The Pledge  Agreement is hereby amended by adding the following to
Schedule I thereto:

    Stock Issuer       Class of Stock         Stock             Par Value      Number of Shares    Percentage of
                                           Certificate                                              Outstanding
                                              Number                                                   Shares
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
  Microtek Holding        Ordinary       Registry Numbers        Eur 100              117                65%
        B.V.                                   1-117
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

          3.2 The Security Agreement is hereby amended by adding the following sentence to the definition of "Documents:"

          "For purposes of this Amended and Restated Security Agreement, Documents shall specifically include the Intercompany Demand Promissory Note of Microtek Medical Holding B.V. dated May 28, 2004 to the order of the Borrowers in the face amount of $14,500,000 and endorsed to the Agent."

     4. CONFIRMATION OF SECURITY DOCUMENTS

          Each Loan Party, by its execution and delivery of this Amendment Agreement, irrevocably and unconditionally ratifies and confirms in favor of the Agent that it consents to the terms and conditions of the Credit Agreement as it has been amended by this Amendment Agreement and that notwithstanding this Amendment Agreement, each Security Document to which such Loan Party is a party


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


shall continue in full force and effect in accordance with its terms and is and shall continue to be applicable to all of the Obligations.

SECTION 5A.  CONDITIONS PRECEDENT

     This Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions:

     (a)  All  representations  and  warranties   contained  in  this  Amendment
Agreement or otherwise made in writing to the Agent in connection herewith shall be true and correct.

     (b) No unwaived event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

     (c) The Agent shall have received a true and complete copy of the fully executed Purchase Agreement and related documents, all of which shall be in form and substance satisfactory to the Agent.

     (d) The Agent shall have received an amendment fee in the amount of $30,000.

     (e) The Agent shall have received a replacement Revolving Credit Note.

     (f) The Agent shall have received such other documents as the Lenders or the Agent or the Agent's counsel shall reasonably deem necessary.

SECTION 5B.  CONDITIONS SUBSEQUENT

     (a) No later than June 4, 2004, the Agent, for the benefit of the Lenders, shall have obtained a legal, valid and perfected first (except as permitted pursuant to Section 7.01 of the Credit Agreement) priority security interest in 65% of the stock of Holdings BV and the intercompany note between Holdings BV and the Borrowers.

SECTION 6.        MISCELLANEOUS

     6.1 Each Borrower and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date. Each Borrower and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

          (a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance


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

of this Amendment Agreement and the transactions contemplated hereby;

          (b) no consent of any other person (including, without limitation, shareholders or creditors of any Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement;

          (c) this Amendment Agreement has been duly executed and delivered on behalf of each Borrower and each Guarantor by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;

          (d) the execution, delivery and performance of this Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or any Guarantor; and

          (e) as of the date hereof (after giving effect to the consummation of the transactions contemplated under this Amendment Agreement) there exists no Default or Event of Default.

     By its signature below, each Borrower and each Guarantor agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

     6.2 Each Borrower and each Guarantor confirms in favor of the Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Credit Agreement or any other Loan Document and that, except for the specific waiver provided for herein, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and except as herein expressly amended, the Credit Agreement and other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     6.3. Except for the specific waivers provided for in Section 2 of this Amendment Agreement, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and the Borrowers and the Loan Parties hereby agree that the Credit Agreement and other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     6.4 Upon presentation of its invoice, the Borrowers covenant and agree to pay in full all legal fees charged, and all costs and expenses incurred, by Kaye Scholer LLP, counsel to the Agent, in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith.


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

     6.5 All references to the Credit Agreement and the other Loan Documents in the Credit Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean such agreements as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

     6.6 This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

     6.7 THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     6.8 The parties hereto shall, at any time and from time to time following the execution of this Amendment Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment Agreement.

                                MICROTEK MEDICAL HOLDINGS, INC.
                                (f/k/a ISOLYSER COMPANY, INC.)

                                 By: __________________________________________
                                 Name: ________________________________________
                                 Title: _______________________________________


                                 MICROTEK MEDICAL, INC.

                                 By: __________________________________________
                                 Name: ________________________________________
                                 Title: _______________________________________



                                 JPMORGAN CHASE BANK (f/k/a THE CHASE
                                 MANHATTAN BANK), as Agent and as Lender

                                 By: __________________________________________
                                 Name: ________________________________________
                                 Title: _______________________________________


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


                                SCHEDULE 2.01(B)

                          REVOLVING CREDIT COMMITMENTS

-----------------------------  ----------------------------  ------------------------------
                                                               Approximate Percentage of
                                    Revolving Credit               Total Revolving Credit
         Lenders                       Commitment                     Commitment
-----------------------------  ----------------------------  ------------------------------
     JPMorgan Chase Bank              $23,500,000                        100%
 1166 Avenue of the Americas
     New York, NY 10036
-----------------------------  ----------------------------  ------------------------------










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